EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of REX American Resources Corporation of our reports dated March 30, 2026, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of REX American Resources Corporation, appearing in the Annual Report on Form 10-K of REX American Resources Corporation for the year ended January 31, 2026.

/s/ RSM US LLP

Des Moines, Iowa

June 5, 2026